Exhibit 10.59

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is given as of July 15, 2019 by Interpace Diagnostics Group, Inc., a Delaware corporation (“Guarantor”) in favor of Southport Business Park Limited Partnership, a North Carolina limited partnership (“Landlord”).

RECITALS

A. Cancer Genetics, Inc., a Delaware corporation (“Assignor”) successor-in-interest to Gentris, LLC, successor-in-interest to Gentris Corporation, who as tenant, previously entered into a certain lease agreement dated as of June 12, 2004, as amended by letter agreement dated October 21, 2004, by Second Amendment to Lease dated June 17, 2005, by Letter Agreement dated September 19, 2005, by Third Amendment to Lease dated May 25, 2006, by Fourth Amendment to Lease dated December 20, 2007, by Fifth Amendment to Lease dated June 15, 2009, by Sixth Amendment to Lease dated June 3, 2010, by Seventh Amendment to Lease dated October 26, 2010, by Eighth Amendment to Lease dated July 29, 2011, by Ninth Amendment to Lease dated November 7, 2012 and by Tenth Amendment to Lease dated July 15, 2014 (collectively, “Original Lease”) relating to certain premises located at 133 Southcenter Court, Morrisville, North Carolina (“Premises”).

B. Assignor has assigned Assignor’s rights, title and interest as tenant in and to the Original Lease to Interpace BioPharma, Inc., a Delaware corporation (“Tenant”) pursuant to that certain Assignment of Lease dated July _, 2019 (“Assignment”). The Original Lease (as may be further amended or assigned) and the Assignment are collectively referred to as the “Lease.”

NOW, THEREFORE, as a material inducement for Landlord to acknowledge and consent to the Assignment, Guarantor agrees as follows:

1. Guarantor hereby unconditionally and absolutely guarantees to Landlord the full, prompt and complete payment by Tenant of the rent and all other sums payable by Tenant under the Lease and the full, prompt and complete performance by Tenant of all and singular the terms, covenants, conditions and provisions in the Lease required to be performed by Tenant.

2. Guarantor hereby waives notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to Tenant, and also waives any demand for or notice of the payment of rent and other sums payable by Tenant under the Lease and the performance of all and singular terms, covenants, conditions and provisions in the Lease required to be performed by Tenant; and Guarantor further expressly hereby waives any legal obligation, duty or necessity for Landlord to proceed first against Tenant or to exhaust any remedy Landlord may have against Tenant, it being agreed that in the event of default or failure of performance in any respect by Tenant under the Lease, Landlord may proceed and have right of action solely against Guarantor or Tenant or jointly against Guarantor and Tenant. Guarantor expressly waives any rights Guarantor may have under applicable law.

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3. That any modification, amendment, change or extension of any of the terms, covenants or conditions of the Lease which Tenant and Landlord may hereafter make, or any forbearance, delay, neglect or failure on the part of Landlord in enforcing any of the terms, covenants conditions or provisions of the Lease shall not in any way affect, impair or discharge Guarantor’s unconditional liability to Landlord hereunder, nor shall Guarantor’s liability hereunder be impaired, affected or discharged by any act done or omitted to be done or by any waiver by either Landlord or Tenant, notwithstanding that Guarantor may not have consented thereto or may not have notice or knowledge hereof.

4. That this Guaranty shall continue during the entire term of the Lease and any renewals or extensions thereof and until Tenant has fully discharged all Tenant’s obligations thereunder, and that this Guaranty shall not be diminished by any payment of rent or performance of the terms, covenants or conditions of the Lease by Landlord, by Tenant or by Guarantor, or by any assignment of Tenant’s interest in the Lease, or any subletting thereof until each and all of Tenant’s obligations under the Lease have been fully discharged.

5. Guarantor expressly agrees that Guarantor’s obligations hereunder shall in no way be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise, the undersigned hereby waiving all suretyship defenses. The terms of this Guaranty shall not be impaired modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or Tenant’s estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute regarding reorganization or insolvency.

6. Guarantor agrees that Guarantor’s liability hereunder shall be primary, and that in any right of action which shall accrue to Landlord under the Lease, Landlord, in addition to Landlord’s rights and remedies stated above, may proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant. This is a guaranty of payment and performance and not of collection. Guarantor specifically waives the benefit of North Carolina General Statutes §26-7 et seq.

7. It is agreed that the failure of Landlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent or other payments with acknowledgment of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

8. No assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of Guarantor, whether or not Guarantor shall have received any notice of or consented to such assignment or other transfer of the Lease or any interest therein.

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9. Should any action at law or in equity be brought to enforce the provisions of this Guaranty or the rights of Landlord under the Lease or under this Guaranty, the non-prevailing party agrees to pay the costs and expenses off each such action, including the prevailing party’s reasonable attorney’s fees.

10. If at any time more than one person or entity shall be responsible in any capacity for the payment of rent and other charges and for the performance of the covenants and conditions of the Lease to be performed by Tenant, the obligations of Guarantor and all such other persons or entities shall be joint and several. This Guaranty or any of the provisions hereof cannot be modified, waived or terminated unless in writing signed by Landlord and Guarantor. All obligations and liabilities to Guarantor pursuant to this Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of each Guarantor. This Guaranty shall be governed by and construed in accordance with the applicable laws of the State of North Carolina (excluding conflict-of-laws principles). Venue of any and all actions arising in connection with this Guaranty shall reside in Wake County, North Carolina.

(Signature page follows)

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty by hand and under seal as of the day and year first above written.

GUARANTOR:

Interpace Diagnostics Group, Inc.,
a Delaware corporation

By:	/s/ Jack E. Stover (SEAL)
Name:	Jack Stover
Title:	President & Chief Executive Officer
EIN:	[Intentionally omitted.]
Address:	c/o Morris Corporate Center 1, Building C
300 Interpace Parkway
Parsippany, New Jersey 07054
Telephone:	412-224-6100
Email:	jstover@interpacedx.com

[Signature page to North Carolina Guaranty of Lease]